UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: September 17, 2010

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, Agilysys, Inc. (the “Company”) announced that Kenneth J. Kossin, Jr., Senior Vice President and Chief Financial Officer of the Company, is leaving the Company to pursue other career interests after successfully integrating the finance, IT and operations functions. Mr. Kossin will resign his position on October 18, 2010 and will remain with the Company until November 10, 2010 as Chief Accounting Officer to assist in the transition of his responsibilities to his replacement. The Company and Mr. Kossin entered into a severance agreement whereby Mr. Kossin will receive severance benefits, as set forth in his employment agreement, equal to his fiscal year base pay, his fiscal year target annual incentive opportunity, and his current health and welfare benefits for a period of one year. He also is entitled to outplacement services for a period of 9 months, capped at $25,000. He will forfeit all unvested equity awards. He will receive a $25,000 retention bonus for remaining with the Company through the transition.

The Company also announced that Henry R. Bond, age 45, was appointed to serve as Senior Vice President and Chief Financial Officer of the Company, effective October 18, 2010. Mr. Bond previously served as Chief Financial Officer of Landis+Gyr North America, a privately held company in the global metering and energy management solutions industry, since 2008. Prior to that, he was Treasurer, Head of Corporate Development & Investor Relations, of John H. Harland Company, a provider of value-added products and services to financial institutions, consumers, brokerage firms, and financial software companies, from 2003 to 2007. Mr. Bond’s annual salary will be $300,000 and his fiscal year annual incentive opportunity will be $150,000, which will be pro-rated for fiscal year 2011. He also will receive 30,000 restricted shares, 50,000 stock-settled stock appreciation rights, a $75,000 sign-on bonus, and a $75,000 retention bonus, to be paid in two years if Mr. Bond is still employed with the Company.

In connection with Mr. Bond’s appointment, the Company entered into an employment agreement with Mr. Bond whereby he will be paid his current base salary and annual incentive and will receive one year of his health and welfare benefits upon termination without cause, a substantial change to his responsibilities or compensation, a required relocation, or a delisting of the Company’s shares following a change in control if Mr. Bond terminates his employment within the 30-day period following the first anniversary of the delisting. Mr. Bond also will receive travel and relocation assistance. His employment agreement contains provisions for the protection of the Company’s confidential information for an indefinite period and non-compete and non-solicitation clauses for a one-year period.

Other than his employment arrangements, Mr. Bond is not a party to any related person transactions with the Company or any of its executive officers, directors, or related persons and does not have any family relationships with any of the Company’s executive officers, directors, or related persons.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press release dated September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel, Secretary and Senior Vice President – Human Resources

Date: September 17, 2010

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 17, 2010.